Exhibit 23.1








                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 14, 1995 included in or incorporated by reference in Oxford Industries, Inc.'s Form 10-K for the year ended June 2, 1995 and to all references to our firm included in this registration statement.



ARTHUR ANDERSEN LLP




\s\Arthur Andersen LLP
----------------------

Atlanta, Georgia
November 2, 1995